Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-120320, No. 333-151801) of Tower Group International, Ltd. of our reports dated March 28, 2013 relating to the financial statements and the financial statement schedules, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers

April 3, 2013